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                                                                     EXHIBIT 5.1

May 13, 2003

Tufco Technologies, Inc.
P.O. Box 23500
Green Bay, Wisconsin  54305


Re:  Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan

Gentlemen and Ladies:

                  We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 300,000 shares (the "Shares") of your Common Stock, par value $.01 per share ("Common Stock") proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan (the "Plan").

                  We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

                  Based upon and subject to the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 /s/ Dechert